Exhibit 23.01

/Letterhead/                 Schvaneveldt & Company
                           Certified Public Accountant
                        275 East South Temple, Suite 300
                           Salt Lake City, Utah 84111
                                  801-521-2392

Darrell Schvaneveldt, CPA


                       Consent of Darrell T. Schvaneveldt
                               Independent Auditor




     I consent to the use, of our report dated March 21, 1998, on the Financial Statements of The Quantum Group, Inc., and Subsidiaries, dated December 31, 1997, included herein and to the reference made to me.



/S/ Darrell T. Schvaneveldt
Salt Lake City, Utah
March 31, 1998